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                                  EXHIBIT 23.1
             CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1998, which appears on page 28 of the Annual Report on Form 10-K of Optika Imaging Systems, Inc. for the year ended December 31, 1997.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Boulder, Colorado
June 3, 1998